                                                                    Exhibit 10.4

                         American Italian Pasta Company
                     Board of Directors Compensation Program
                               Effective July 2005

Annual                                       Board Retainer
                                             $14,000  in  cash  and the number
                                             of shares of common stock in the
                                             Company equal to  $20,000  based
                                             on the market price on the day of
                                             the annual stockholder meeting.

Audit Committee Chairman                     $10,000 per year plus a per diem of
                                             $2,500 for a whole day worked or
                                             $1,250 for a half day.

Compensation Committee Chairman              $3,500 per year

Governance Committee Chairman                $3,500 per year

Lead Director                                $3,500 per year

Board Meeting Attendance                     $1,750 per meeting (as designated
                                             by the Chairman as official Board
                                             meeting)

Committee Meetings (other than Audit         $1,000 per meeting (as designated
Committee)                                   by the Committee Chairman as a paid
                                             meeting)

Audit Committee Meetings                     $1,500 per meeting (as designated
                                             by the Committee Chairman as a paid
                                             meeting)

Telephonic Board Meetings                    $350 per meeting

Telephonic Committee Meetings                $350 per meeting